SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

_________________

FORM 8-K

Current report Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

_________________

Date of Report (date of earliest event reported):	November 17, 2003

COAST CASINOS, INC. (Exact name of registrant as specified in its charter)

Nevada	000-26922	88-0345704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 West Tropicana Avenue, Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 365-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On November 17, 2003, Coast Casinos, Inc. issued a press release announcing that its subsidiary, Coast Hotels and Casinos, Inc. has become a member of Orange County Development, LLC, an Indiana limited liability company that is an applicant for the operating agent contract that will be awarded by the Indiana Gaming Commission for a casino to be located in or near French Lick and West Baden Springs, Indiana. A copy of the press release is being furnished to the Commission under this Item 9 and is being filed as an exhibit to this current report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2003	COAST CASINOS, INC., a Nevada corporation
	By:	/s/ Gage Parrish
	Name: Title:	Gage Parrish Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Coast Casinos, Inc. on November 17, 2003